THE ALKALINE WATER COMPANY REPORTS RECORD REVENUE OF $32.2 (USD)
MILLION FOR FISCAL YEAR 2019

Revenue of $32.2 million, up 63% Compared to Fiscal 2018

Sixth Consecutive Year of Revenue Growth Above 50%

Company Issues Fiscal 2020 Revenue Guidance of $46 Million to $50 Million

SCOTTSDALE, Ariz. — July 1, 2019 — The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) (the “Company”), a leading producer of premium bottled alkaline drinking water sold under the brand name Alkaline88®, today announced results for the 12 months ended March 31, 2019. The Company attained record operating results for fiscal 2019, and has delivered a compounded annual growth rate of over 96% for its sales since fiscal 2014.

Full-Year Fiscal 2019 Consolidated Results

  Recorded sales of approximately $32.2 million, up 62.5% compared to fiscal 2018

  Gross profit of $12.9 million, up 58.8% compared to fiscal 2018

  Loss per share of ($0.27) compared to ($0.32) in the prior year

  Cash balance of $11.0 million as of March 31, 2019

(All amounts are in U.S. dollars)

“We are excited to report our sixth straight year of revenue growth exceeding 50%. These trends demonstrate the success of our recent expansion initiatives. We expect our momentum to continue, as we further expand our national footprint and deepen our penetration within key sales channels. One of the biggest opportunities we have to further expand our national footprint is the convenience store channel. We see this initiative as our top priority for fiscal 2020 with bottled water sales in convenience stores reaching almost $4.7 billion in 2017 according to IRI Research. Currently, Alkaline88® is in less than 2% of the 150,000 convenience stores nationwide, representing an enormous opportunity for our brand’s growth,” stated Richard A. Wright, President and CEO of The Alkaline Water Company Inc. “In addition to our expansion into the convenience store market, our core business in the national retail market has exceeded expectations, with sales continuing to increase with many of our key customers, including Walmart, Kroger, Albertsons/Safeway, and CVS,” continued Mr. Wright.

Fiscal 2020 Revenue Guidance

“With these initiatives and our expanded product portfolio, we expect to generate revenue of $46 million to $50 million in our fiscal year 2020, with estimated gross margin of approximately $18 million to $20 million. We also expect our infused products to help pave the way for increased shelf space for our more established Alkaline88® brand,” concluded Mr. Wright.

We are likely to continue to see higher operating costs to support the launch of our infused beverage line, but we expect relative costs to moderate over the course of the year. Our forecasted revenue is based on our expectation that revenue growth will remain consistent for fiscal year 2020, significant sales growth will continue in Southern California, and significant orders will be received from the national-retailers and east coast grocery chains, which have only recently started selling our products. In addition, we assume that we will continue to be able to add co-packing plants and production capacity to satisfy customer demand.

As our sale cycle is an average of 14 days, a slowdown of the growth in any of the areas set forth above during fiscal 2020 or other events could cause actual results to vary materially from this forecast. In addition, sales growth, which may have a significant impact on quarterly and annual revenue, is difficult to predict.

Fiscal 2019 Operating Highlights

  Shares uplisted to NASDAQ
  Raised over $17 million to support growth initiatives through equity offerings
  Initiated E.A. Berg Van Program to increase convenience store penetration, adding over 1,100 convenience stores to date
  Launched New Infused Beverage Line to bring flavor infused alkaline waters to market, available In watermelon, raspberry, lemon, and blood orange
  Expanded production, packaging, and distribution capabilities
  Brand development with ArchPoint Group
  Distribution Expanded with current customers
  Coast to coast expansion with Albertsons/Safeway

Recent Fiscal 2020 Operating Highlights

  Achieved record monthly sales of over $3.8 million for the month ending May 31, 2019
  Achieved record first quarter net sales of over $10 million for fiscal 2020 first quarter
  Added Crossmark, a leading sales and marketing agency to our national broker network to support convenience store expansion efforts
  Flavor infused waters delivered to market
  Revolving credit facility agreement extended to July, 2021

(All amounts are in U.S. dollars)

“With more than $11 million of cash on our balance sheet at March 31, 2019, and the extension of our revolving credit facility, we are well-positioned to maintain our aggressive growth strategy throughout fiscal 2020,” stated Executive Vice President of Finance, Ronald DaVella.

Advanced National Expansion Strategy

A critical component of the Company’s strategy is to further its national expansion. During the 12 months ended March 31, 2019, the Company forged several new agreements with major retailers and distributors and expanded other existing ones. For example, the Company initiated sales at Massachusetts based Shaw’s®, which is a subsidiary of Albertsons. Shaw’s® is selling Alkaline88® in over 150 store locations across the Northeastern United States and one is of the largest grocery chains in the country. The Company also launched sales with ShopRite, a major East Coast retailer, which began to offer Alkaline88® in the 3-liter and 1-liter sizes in more than 270 Shoprite stores.

The Company also initiated sales with Publix Super Markets, the 10th-largest-volume supermarket chain in the country, which has begun to sell Alkaline88® in the 1-liter size in over 1,100 stores, in addition to our 1-gallon size. Whole Foods also expanded its distribution of Alkaline88®, and the Company added regional retailer Heinen’s Grocery Stores.

Extended Alkaline88® Into New Sales Channels

One of the most important initiatives is to deepen penetration of the Company’s products in the convenience store channel. The Company launched a “van program” with EA Berg in the beginning of the calendar year, which has accelerated the growth of its single serving sizes by 65%. The Company also added Crossmark as a representative for the national convenience store channel, and Premier DSD®, which has a nationwide network of over 1,000 direct store delivery routes with a focus on convenience stores.

Since it began emphasizing this sales channel, the Company has added over 1,100 independent convenience stores across Texas and California. Management believes these initiatives will lead to the addition of thousands of regional and national convenience stores over the next year. The Company is also targeting drugstores and expanding its online presence.

Expanding Product Portfolio

Another critical element of the Company’s growth strategy is the expansion of its product portfolio. One aspect of this is increasing sales in single serve Alkaline88® 1.5 - and 1-liter sizes and the convenience store expansion plays an important role in this initiative.

The Company has also created A88 Infused Beverage Division, Inc., for the Company’s new flavor infused alkaline water and Soothe™ hemp product line. Over the past several months, management has attended several important industry trade shows to introduce Soothe and has received enthusiastic responses.

The Company intends to comply in full with all federal, state, and local laws, rules and regulations as the Company develops its hemp extract alkaline waters and other product lines. The Company will not pursue the commercial production or sale of hemp extract-infused products until legally permitted. The Company is closely watching and responding to all regulatory developments within the FDA and in each individual U.S. state, and plans to launch its Soothe brand accordingly.

Conference Call

The Company has scheduled a conference call on Tuesday, July 2, 2019, at 9:00AM Eastern Time (ET) to review its operating results for the quarter and fiscal year ended March 31, 2019.

Date: Tuesday, July 2, 2019
Time: 9:00 AM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-3088
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-389-0927

Participating on the call will be The Alkaline Water Company’s President and CEO Richard A. Wright and Executive Vice President of Finance Ronald DaVella, who will discuss operational and financial highlights for the year ended March 31, 2019 and the outlook for fiscal 2020.

To join the live conference call, please dial in to the above referenced telephone numbers five to 10 minutes prior to the scheduled call time.

A replay will be available for 30 days starting on July 2, 2019 at approximately 10:30 AM (ET). To access the replay, please dial 877-660-6853 in the U.S. or Canada and 201-612-7415 for international callers. The conference ID# is 13691948.

About The Alkaline Water Company Inc.

The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) is a leading producer of premium bottled alkaline drinking water sold under the brand name Alkaline88®. With its innovative, state-of-the-art proprietary electrolysis process, the Company produces healthy, all-natural and great-tasting alkaline water for a balanced lifestyle. Founded in 2012, the Company is headquartered in Scottsdale, Arizona, and focuses on national distribution and marketing for retail sale of Alkaline88®, one of the fastest-growing premium bottled water brands on the market. To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect on Facebook, Twitter, Instagram or LinkedIn.

About Alkaline Water Products

Alkaline88® is a premier 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 500-milliliter, 700-milliliter, 1-liter, 1.5 -liter, 3-liter and 1-gallon sizes. The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program, where the product is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: that the Company expects its momentum to continue, as it further expands its national footprint and deepen its penetration within key sales channels; that one of the biggest opportunities the Company has to further expand its national footprint is the convenience store channel and the Company sees this initiative as its top priority for fiscal 2020 and this represents an enormous opportunity for the Company’s brand’s growth; that the Company’s expectation to generate revenue of $46 million to $50 million in fiscal 2020 with estimated gross margin of approximately $18 million to $20 million; the Company’s expectation that the Company’s infused products to help pave the way for increased shelf space for the Company’s more established Alkaline88® brand; that the Company is likely to continue to see higher operating costs to support the launch of its infused beverage line, but the Company expects relative costs to moderate over the course of the year; the Company’s expectation that revenue growth will remain consistent for fiscal year 2020, significant sales growth will continue in Southern California, and significant orders will be received from the national-retailers and east coast grocery chains; the Company’s assumption that the Company will continue to be able to add co-packing plants and production capacity to satisfy customer demand; and the Company is well-positioned to maintain its aggressive growth strategy throughout fiscal 2020; and management’s belief that its initiatives will lead to the addition of thousands of regional and national convenience stores over the next year.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company’s products will continue to significantly grow; that the past production capacity of the Company’s co-packing facilities can be maintained or increased; that the Company will receive all necessary regulatory approvals for the production and sale of hemp-infused water; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company’s products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company’s products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company’s products; and that the Company will be able to obtain additional capital to meet the Company’s growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp; the fact that consumers may not embrace and purchase any of the Company’s infused water products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its hemp-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company’s sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company’s control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company’s ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

James Gilmore
Investor Relations
480-656-2423
james@alkaline88.com

Richard A. Wright
President and CEO
480-656-2423
investors@thealkalinewaterco.com

Media

Jessica Starman
888-461-2233
jessica@elev8newmedia.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.